EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8) relating to the 401(k)-Employee Stock Ownership Plan of PDT, Inc. of our report dated February 5, 1997, with respect to the consolidated financial statements and schedules of PDT, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



/S/ ERNST & YOUNG LLP
ERNST & YOUNG LLP


Woodland Hills, California
June 16, 1997